UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2017

Golub Capital Investment Corporation
(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01128	47-1893276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 7, 2017, Golub Capital Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 41,442,374 shares of common stock outstanding on the record date, December 12, 2016. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect two Class I directors of the Company who will each serve for a term of three years or until his or her successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstain
David B. Golub	26,957,076	—	—
Anita R. Rosenberg	26,949,366	7,710	—

Proposal 2. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2017.

Votes for	Votes Against	Abstain
26,957,076	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Investment Corporation

Date: February 13, 2017	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer